                                                                     EXHIBIT 4.2

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                            STOCKHOLDERS AGREEMENT


                                     AMONG


                          RESOURCES CONNECTION, INC.


                                      and


                       THE STOCKHOLDERS SIGNATORY HERETO


                         Dated as of December 11, 2000



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

                               Table of Contents
                               -----------------

                                                                         Page
                                                                         ----

ARTICLE I DEFINITIONS.....................................................  1

     SECTION 1.1. Definitions.............................................  1

ARTICLE II CORPORATE GOVERNANCE...........................................  4

     SECTION 2.1. Composition of the Board of Directors...................  4

     SECTION 2.2. Solicitation and Voting of Shares.......................  5

     SECTION 2.3. Committees..............................................  5

     SECTION 2.4. Certificate of Incorporation and By-Laws................  6

ARTICLE III REGISTRATION RIGHTS...........................................  6

     SECTION 3.1. Registration on Request.................................  6

     SECTION 3.2. Registration Procedures.................................  9

     SECTION 3.3. Information Supplied.................................... 12

     SECTION 3.4. Restrictions on Disposition............................. 12

     SECTION 3.5. Indemnification......................................... 12

     SECTION 3.6. Required Reports........................................ 15

     SECTION 3.7. Selection of Counsel.................................... 15

     SECTION 3.8. Holdback Agreement...................................... 15

ARTICLE IV REPRESENTATIONS AND WARRANTIES................................. 15

     SECTION 4.1. Representations of the Company.......................... 15

ARTICLE V MISCELLANEOUS................................................... 16

     SECTION 5.1. Notices................................................. 16

     SECTION 5.2. Amendments; No Waivers.................................. 18

     SECTION 5.3. Severability............................................ 18

     SECTION 5.4. Entire Agreement; Assignment............................ 18

     SECTION 5.5. Parties in Interest..................................... 18

     SECTION 5.6. Specific Performance.................................... 19

     SECTION 5.7. Governing Law........................................... 19

     SECTION 5.8. Headings................................................ 19

     SECTION 5.9. Counterparts............................................ 19

     SECTION 5.10. Effectiveness; Termination............................. 19

     SECTION 5.11. Waiver of Jury Trial................................... 19

     Stockholders Agreement (the "Agreement"), dated as of December 11, 2000, among Resources Connection, Inc., a Delaware corporation (the "Company"), the stockholders listed on Schedule I (the "Evercore Stockholders") and the stockholders listed on Schedule II (the "Management Stockholders") (each of the Evercore Stockholders and the Management Stockholders is sometimes hereinafter referred to individually as a "Stockholder Group").

     WHEREAS, the Evercore Stockholders and the Management Stockholders beneficially own shares of Common Stock in the amounts set forth on Schedules I and II, respectively; and

     WHEREAS, the parties desire to establish in this Agreement certain terms and conditions relating to their investment in the Company, including certain aspects of the corporate governance of the Company.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1. Definitions. As used in this Agreement, the following terms
                  -----------
have the following meanings:

          (a) "Affiliate" has the same meaning as in Rule 12b-2 promulgated
               ---------
     under the Exchange Act.

          (b) "Associate" has the same meaning as in Rule 12b-2 promulgated
               ---------
     under the Exchange Act.

          (c) "Beneficial owner" and to "beneficially own" has the same meaning
               ----------------          ----------------
     as in Rule 13d-3 promulgated under the Exchange Act.

          (d) "Board of Directors" means the Board of Directors of the Company.
               ------------------

          (e) "Common Stock" means the common stock, par value $.01 per share,
               ------------
     of the Company.

          (f) "Director" means a member of the Board of Directors.
               --------

          (g) "Effective Date" means the closing of the underwritten initial
               --------------
     public offering of shares of Common Stock.

          (h) "Equity Security" means any (i) Common Stock, (ii) securities of
               ---------------
     the Company convertible into or exchangeable for Common Stock, and (iii) options, rights, warrants and similar securities issued by the Company to acquire Common Stock.

          (i) "Evercore's Interest" means the percentage of outstanding Common
               -------------------
     Stock that is beneficially owned by the Evercore Stockholders.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, and the
               ------------
     rules and regulations promulgated thereunder, as amended.

          (k) "Holder" shall mean any holder of Registrable Securities.
               ------

          (l) "Independent Director" means a director of the Company (i) who is
               --------------------
     not and has never been an officer or employee of the Company, any Affiliate or Associate of the Company or an entity that derived 10% or more of its revenues or earnings in its most recent fiscal year from transactions involving the Company or any Affiliate or Associate of the Company, (ii) who is not and has never been an officer, employee or director of Evercore Capital Partners L.P., Evercore Capital Partners (NQ) L.P., Evercore Capital Offshore Partners L.P. and Evercore Co-Investment Partnership L.P. (collectively, "Evercore"), any Affiliate or Associate of Evercore or an entity that derived more than 10% of its revenues or earnings in its most recent fiscal year from transactions involving Evercore or any Affiliate or Associate of Evercore.

          (m) "Initial Stockholders Agreement" means the Stockholders Agreement
               ------------------------------
     made as of April 1, 1999, among RC Transaction Corp., a Delaware corporation, the stockholders listed on Schedule I to such agreement, the stockholders listed on Schedule II to such agreement, and the stockholders listed on Schedule III to such agreement.

          (n) "Management's Interest" means the percentage of outstanding Common
               ---------------------
     Stock that is beneficially owned by the Management Stockholders.

          (o) "Nominating Group" means a majority of the entire Board of
               ----------------
     Directors at any time.

          (p) "Other Holders" means Persons other than Holders who, by virtue of
               -------------
     agreements with the Company, are entitled to include their securities in certain registrations hereunder.

          (q) "Other Securities" means securities of the Company, other than
               ----------------
     Registrable Securities that, by virtue of agreements between Other Holders and the Company, are entitled to be included in certain registrations hereunder.

          (r) "Register," "registered" and "registration" shall refer to a
               --------    ----------       ------------
     registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

          (s) "Registration Expenses" means any and all expenses incident to
               ---------------------
     performance of or compliance with Article III of this Agreement, including
     (a) all SEC and securities exchange or NASD registration and filing fees (including, if applicable, the fees and expenses of any "qualified independent underwriter," as such term is defined in Schedule E to the bylaws of the NASD, and of its counsel), (b) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or NASD pursuant to Section 3.2(h)(i), (e) the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the reasonable expenses of any special audits (provided nothing in this Agreement shall require the Company to conduct a special audit) and/or "cold comfort" letters required by or incident to such performance and compliance, (f) the reasonable fees and disbursements of one counsel selected pursuant to
     Section 3.7, (g) any reasonable fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained by the Company in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, and (h) expenses incurred in connection with any road show (including the reasonable out-of-pocket expenses of the Demand Party).

          (t) "Registrable Securities" shall mean (i) any Common Stock held by
               ----------------------
     the Evercore Stockholders or the Management Stockholders, in each case in the amounts set forth on Schedules I and II hereto, respectively, (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Common Stock and (iii) any Common Stock issued by way of a stock split of the Common Stock referred to in clauses (i) or (ii) above. For purposes of this Agreement, any Registrable Securities shall cease to be Registrable Securities when (v) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, (w) such Registrable Securities shall have been distributed pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act, (x) such Registrable Securities are sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned, (y) such Registrable Securities shall cease to be outstanding or (z) such Registrable Securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act, any state securities or blue sky law, or any other applicable law then in force.

          (u) "SEC" means the Securities and Exchange Commission.
               ---

          (v) "Securities Act" means the Securities Act of 1933, and the rules
               --------------
     and regulations promulgated thereunder, as amended.

          (w) "Subsidiary" has the same meaning as in Rule 12b-2 promulgated
               ----------
     under the Exchange Act.

                                  ARTICLE II

                             CORPORATE GOVERNANCE

     SECTION 2.1. Composition of the Board of Directors  (a)  At the Effective
                  -------------------------------------
Date, the Board of Directors shall be comprised of nine directors (the "Initial Directors"), (i) three directors designated by the Evercore Stockholders and listed on Exhibit B, (ii) three directors designated by the Management Stockholders and listed on Exhibit B and (iii) three Independent Directors listed on Exhibit B. The Nominating Group shall designate the Independent Directors and any replacements thereof.

     (b) At all times during the term of this Agreement that Evercore's Interest is:

          (i) below 7.5%, the Evercore Stockholders shall have no right to designate any Directors;

          (ii) 7.5% or above but less than 16.5%, the Evercore Stockholders shall have the right to designate one Director;

          (iii) 16.5% or above but less than 27.5%, the Evercore Stockholders shall have the right to designate two Directors; and

          (iv) above 27.5%, the Evercore Stockholders shall have the right to designate three Directors.

     (c) At all times during the term of this Agreement that Management's Interest is:

          (i) below 7.5%, the Management Stockholders shall have no right to designate any Directors;

          (ii) 7.5% or above but less than 16.5%, the Management Stockholders shall have the right to designate one Director;

          (iii) 16.5% or above but less than 27.5%, the Management Stockholders shall have the right to designate two Directors; and

          (iv) above 27.5%, the Management Stockholders shall have the right to designate three Directors.

     (d) The Company shall take such action as may be required under applicable law to cause the Board of Directors to consist of the number of Directors specified in clauses 2.1(a) - (c), as applicable. The Company shall also take such action as may be required under applicable law to cause the Directors generally, and the Directors designated by each of the Evercore Stockholders and the Management Stockholders to be divided as equally as practicable among each class of directors.

     (e) Notwithstanding the foregoing and subject to the other provisions of this Agreement, each party to this Agreement hereby agrees that the number of directorships on the Board of Directors may be increased or decreased from time to time as the Board of Directors determines to be in the best interests of the Company; provided however, in the event that the Board of Directors determines to increase or decrease the number of directorships on the Board of Directors, the composition of the Board will be as set forth on Exhibit A hereto. Without the written consent of the Evercore Stockholders and the Management Stockholders, the Company agrees not to take any action (other than any action required to reduce the size of the Board of Directors to give effect to the provisions of Sections 2.1(b) and 2.1(c) hereof) that would cause the number of Directors constituting the entire Board to be other than six, nine, or twelve Directors, except that the Company may increase the number of Directors to ten or eleven, having the composition set forth on Exhibit A hereto, without such consent provided that the new Directors are appointed to the Board in connection with an acquisition pursuant to which the Company issues at least 5% of its Common Stock (measured prior to issuance) and such new Directors are executive officers or directors of the acquisition target.

     (f) The party who designated a Director shall have the right to designate any replacement for such director in accordance with Section 2.1, at the termination of such director's term or upon death, resignation, retirement, disqualification, and removal from office or other cause. The Board of Directors shall elect each person so designated upon nomination by the Nominating Group.

     (g)  Each person designated as a nominee for Director pursuant to this
Section 2.1 shall be nominated for such position by the Board of Directors unless the Board of Directors, in the execution of its fiduciary duties, shall reasonably determine such designee is not qualified to serve on the Board of Directors. If the Board of Directors shall reasonably determine that such designee is not so qualified, the designating person shall have the opportunity to specify one or more additional designees who shall become nominees subject to the qualification set forth in the immediately preceding sentence.

     SECTION 2.2.  Solicitation and Voting of Shares.  (a)  In any election of
                   ---------------------------------
Directors or any meeting of the stockholders of the Company called expressly for the approval of Directors or any written consent relating to the election of Directors, each party to this Agreement will vote their shares of Common Stock in favor of each Stockholder Group's nominees for the Board of Directors and against any actions that would frustrate the provisions of this Article II.

     SECTION 2.3.  Committees.  (a)  Except as otherwise provided under
                   ----------
applicable law or regulation, the Company shall cause any executive committee, compensation committee, audit committee, investment committee, nominating committee or other committee of the Board to include at least one director designated by the Evercore Stockholders, one director designated by the Management Stockholders and one Independent Director, provided, that, (i) the
                                                      --------  ----
Management Stockholders shall not have the right to designate a member of the compensation committee and (ii) upon such time as the Evercore Stockholders or the Management Stockholders, as the case may be, own less than 10% of the outstanding shares of Common Stock, such Stockholder Group will no longer have the right to designate one committee member.

     (b) No action by any committee of the Board shall be valid unless taken at a meeting for which adequate notice has been duly given or waived by the members of such committee. Such notice shall include a description of the general nature of the business to be transacted at the meeting and no other business may be transacted at such meeting. Any committee member unable to participate in person at any meeting shall be given the opportunity to participate by telephone. Each of the committees established by the Board of Directors pursuant to this Section
2.3 shall establish such other rules and procedures for its operation and governance as it shall see fit and may seek such consultation and advice as to matters within its purview as it shall require.

     SECTION 2.4.  Certificate of Incorporation and By-Laws.  The Company shall
                   ----------------------------------------
take or cause to be taken all lawful action necessary to ensure at all times that the Company's Certificate of Incorporation and By-Laws are not, at any time, inconsistent with the provisions of this Agreement.

                                  ARTICLE III

                              REGISTRATION RIGHTS

     SECTION 3.1.  Registration on Request.  (a)  At any time after the date
                   -----------------------
hereof, upon the written request of the Evercore Stockholders holding at least 7.5% of Evercore's Interest then outstanding or Don B. Murray, on behalf of the Management Stockholders, as the case may be (each, a "Demand Party"), requesting
                                                      ------------
that the Company effect the registration under the Securities Act of at least 10% of the Demand Party's Registrable Securities and specifying the amount and intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all other Holders, and thereupon will, as expeditiously as possible, use its reasonable best efforts to effect the registration under the Securities Act of:

          (i) the Registrable Securities which the Company has been so requested to register by the Demand Party; and

          (ii) all other Registrable Securities of the same class(es) or series as are to be registered at the request of a Demand Party and which the Company has been requested to register by any other Holder thereof by written request given to the Company within 15 days after the giving of such written notice by the Company (which request shall specify the amount and intended method of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered; provided, that the Evercore Stockholders may not request
                    --------
     more than three registrations pursuant to this Section 3.1 and the Management Stockholders may not request more than three registrations pursuant to this Section 3.1; and provided, further, that, the Company
                                       --------  -------
     shall not be obligated to file a registration statement relating to any registration request under this Section 3.1 within a period of 180 days after the effective date of any other registration statement relating to any registration of the Company's securities.

     (b)  Registration Statement Form.  The Company shall select the
          ---------------------------
registration statement form for any registration pursuant to this Section 3.1; provided, that if any registration requested pursuant to this Section 3.1 which
--------  ----
is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

     (c)  Expenses.  The Company will pay the Registration Expenses in
          --------
connection with registrations of each class or series of Registrable Securities pursuant to this Section 3.1, provided, that, the Company will only pay the
                              --------  ----
Registration Expenses in connection with two requests for registration by the Evercore Stockholders and two requests for registration by the Management Stockholders, and provided further that, the amount of the Registration Expenses to be paid by the Company shall not exceed $500,000, in the aggregate, for the two requests for registration by the Evercore Stockholders and $500,000, in the aggregate, for the two requests for registration by the Management Stockholders. The selling Holders will pay the Registration Expenses in connection with any other registrations of Registrable Securities pursuant to Section 3.1. In addition, the selling Holders will pay all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and the fees and disbursements of any counsel, other than the one counsel to the Holders, engaged by the Holders pursuant to Section 3.7 hereof, in connection with any and all registrations of Registrable Securities pursuant to this Section 3.1.

      (d)  Effective Registration Statement.  Registrations withdrawn or
           --------------------------------
otherwise terminated by the Evercore Stockholders or the Management Stockholders, as the case may be, shall be deemed to have been effected and shall count as one of the six demand registration rights hereunder, provided that, if a requested registration pursuant to this Section 3.1 involves an underwritten offering and the managing underwriter advises the Company or the Demand Party in writing that, in its opinion, market factors may prevent the successful marketing of such offering (including, but not limited to, the price at which such securities can be sold and the number of securities that can be sold), and as a result of such advice, the registration is withdrawn or otherwise terminated, then such registration will not be deemed to have been effected and shall not count as one of the six demand registrations hereunder. For purposes of this Section 3.1(d), the Company shall inform each Demand Party of any written communication with the managing underwriter with respect to a registration and offering that would have such an Adverse Effect. Notwithstanding anything contained herein to the contrary, any registration abandoned or withdrawn pursuant to the last sentence of Section 3.1(f) or
Section 3.1(g) shall not count as one of the six demand registrations.

      (e)  Selection of Underwriters.  If a requested registration pursuant to
           -------------------------
this Section 3.1 involves an underwritten offering, the investment banker(s), underwriter(s) and manager(s) for such registration shall be selected by the Demand Party; provided,
              --------
however, that such investment banker(s), underwriter(s) and manager(s) shall be
-------
reasonably satisfactory to the Company.

     (f)  Priority in Requested Registrations.  If a requested registration
          -----------------------------------
pursuant to this Section 3.1 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities to be included in such registration (including securities of the Company which are not Registrable Securities) would be likely to have an adverse effect on the successful marketing of such offering (including the price at which such securities can be sold) (an "Adverse Effect"), then the Company shall
                                        --------------
include in such registration (a) first, 100% of the Registrable Securities requested to be included in such registration by the Demand Party and all other requesting Holders of Registrable Securities pursuant to this Section 3.1 (to the extent that the managing underwriter believes that all such Registrable Securities can be sold in such offering without having an Adverse Effect; provided, that if they cannot, the Company will include in such registration the
--------
amount of Registrable Securities that the managing underwriter advises will not have such Adverse Effect. In such event, the number of such Registrable Securities to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner), and (b) second, to the extent the managing underwriter believes additional securities
------
can be sold in the offering without having an Adverse Effect, the amount of Other Securities requested to be included by Other Holders in such registration, allocated pro rata among all requesting Other Holders on the basis of the relative amount of all Other Securities then held by each such Other Holder (provided, that any such amount thereby allocated to any such Other Holder that
 --------
exceeds such Other Holder's request shall be reallocated among the remaining requesting Other Holders in like manner). In the event that the number of Registrable Securities and Other Securities to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold without having an Adverse Effect, the Company may include in such registration the securities the Company proposes to sell up to the number of securities that, in the opinion of such managing underwriter, can be sold without having an Adverse Effect. If the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to this Section 3.1 that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Demand Party, then the Demand Party shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement.

     (g)  Postponements in Requested Registrations.  Notwithstanding Section
          ----------------------------------------
3.1(f), (i) if the Board determines, in its good faith judgment, that the registration and offering otherwise required by this Section 3.1 would have an Adverse Effect on a then contemplated public offering of the Company's Equity Securities, the Company may postpone the filing (but not the preparation) of a registration statement required by this Section 3.1, during the period starting with the 30th day immediately preceding the date of the anticipated filing of, and ending on a date 180 days following the effective date of, the registration statement relating to such other public offering and (ii) if the Company shall at any time furnish to the Holders a certificate signed by any one of its authorized officers stating that, in the good faith judgment of the Board, after consultation with its outside securities counsel, the filing of a registration statement would materially and adversely affect the Company, the Company may postpone the filing (but not the preparation) of a registration statement required by this Section 3.1 for up to 90 days; provided, that, the
                                                          --------
Company shall at all times in good faith use its reasonable best efforts to cause any registration statement required by this Section 3.1 to be filed as soon as possible and; provided, further, that, the Company shall not be
                      --------  -------
permitted to postpone registration pursuant to this Section 3.1(g) more than once in any 360-day period. The Company shall promptly give the Holders requesting registration thereof pursuant to this Section 3.1 written notice of any postponement made in accordance with the preceding sentence. If the Company gives the Holders such a notice, the Holders shall have the right, within 15 days after receipt thereof, to withdraw their request in which case, notwithstanding subsection (d) hereof, such request will not be counted as one of the six demand registrations for purposes of this Section 3.1.

     SECTION 3.2.  Registration Procedures.  If and whenever the Company is
                   -----------------------
required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will promptly:

     (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective;

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 180 days and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that before filing a registration statement or
                        --------
prospectus, or any amendments or supplements thereto in accordance with Sections 3.2(a) or (b), the Company will furnish to counsel selected pursuant to Section
3.7 hereof copies of all documents proposed to be filed, which documents will be subject to the reasonable review of such counsel;

     (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

     (d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subsection (d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

     (e) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

     (f) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

     (h) (i) use its reasonable best efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and (ii) use its reasonable best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

     (i) enter into an underwriting agreement in customary form, which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the provisions of Section 3.5 hereof, reasonably requested in order to expedite or facilitate the disposition of such Registrable Securities;

     (j) obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request;

     (k) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

     (l) notify counsel (selected pursuant to Section 3.7 hereof) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

     (m) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

     (n) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

     (o) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

     (p) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;

     (q) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

     (r) use its reasonable best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any "road shows" or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities.

     SECTION 3.3.  Information Supplied.  The Company may require each seller of
                   --------------------
Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request. Each selling Holder will be required to represent to the Company that all such information is both complete and accurate in all material respects.

      SECTION 3.4.  Restrictions on Disposition.  Each Holder agrees that, upon
                    ---------------------------
receipt of any notice from the Company of the happening of any event of the kind described in Section 3.2(f), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.2(f), and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 3.2(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.2(f) and to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.2(f).

     SECTION 3.5.  Indemnification
                   ---------------
     (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 3.1, the Company shall indemnify and hold harmless, to the extent permitted by law, each selling Holder, each Affiliate of such Holder and their respective directors, officers, members or general and limited partners (and any director, officer, and controlling Person of any of the foregoing), each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses,
                    -------------------
claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses
                                                       ------
(including reasonable attorney's fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such Claims or expenses arise out of, relate to or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or
(b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading; provided, that the Company shall not be liable to any Indemnified
            --------
Party in any such case to the extent that any such Claim or expense arises out of, relates to or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or behalf of such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive the transfer of securities by any seller.

     (b) As a condition to including any Registrable Securities in any registration statement filed in accordance with Section 3.1 or 3.2 herein, the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless in the same manner and to the same extent as set forth in Section 3.5(a) the Company and all other prospective sellers or any underwriter, as the case may be, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the transfer of securities by any seller. In no event shall the liability of any selling Holder of Registrable Securities under this Section 3.5(b) be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, that
                                                                --------
the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 3.5, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding (in which case the indemnified party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor, but in no event will bear the expenses for more than one firm of counsel for all indemnified parties in each jurisdiction who, with respect to any indemnification rights of Holders hereunder, shall be approved by the majority of the participating Holders in the registration in respect of which such indemnification is sought), the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the indemnified party without the consent of the indemnifying party, such consent not to be unreasonably withheld. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the indemnified party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such indemnified party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such indemnified party and does not otherwise adversely affect such indemnified party, other than as a result of the imposition of financial obligations for which such indemnified party will be indemnified hereunder.

     (d)  (i)   If the indemnification provided for in this Section 3.5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 3.5(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding.

          (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 3.5(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the parties under this Section 3.5 shall be in addition to any liability which any party may otherwise have to any other party.

     SECTION 3.6.  Required Reports. The Company covenants that it will file
                   ----------------
the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 3.7.  Selection of Counsel.  In connection with any registration
                   --------------------
of Registrable Securities pursuant to Section 3.1 hereof, the Demand Party in the case of a registration pursuant to Section 3.1 may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

     SECTION 3.8.  Holdback Agreement.  Each Holder hereby agrees that it shall
                   ------------------
not, to the extent requested by the Company and an underwriter of Equity Securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities in a market transaction during the 7 day period prior and the 180 day period following the effective date of a registration statement of the Company filed under the Securities Act.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     SECTION 4.1.  Representations of the Company.  As of the date hereof and
                   ------------------------------
as of the Effective Date the Company represents and warrants as follows:

     (a)  Authority Relative to This Agreement.  The Company has all necessary
          ------------------------------------
power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company has been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the stockholders signatory hereto, constitutes legal, valid and binding obligations of the Company.

     (b)  No Conflict.  The execution and delivery by the Company of this
          -----------
Agreement does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the results of operations, financial condition or business of the Company and its Subsidiaries, taken as a whole.

     (c)  Required Filings and Consents.  The execution and delivery by the
          -----------------------------
Company of this Agreement does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing by the Company with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state blue sky and takeover laws, and
(ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a material adverse effect on the results of operations, financial condition or business of the Company and its Subsidiaries, taken as a whole.

                                   ARTICLE V

                                 MISCELLANEOUS

     SECTION 5.1.  Notices.  All notices, requests, claims, demands and other
                   -------
communications hereunder shall be in writing and shall be given by hand delivery, by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

          if to the Evercore Stockholders, to:

               Evercore Capital Partners L.P.
               65 East 55th Street, 22nd Floor
               New York, NY 10022
               Fax: 212-857-3101
               Attention:  David G. Offensend

          with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017
               Fax: 212-455-2502
               Attention:  Mario A. Ponce

          if to the Company, to:

               Resources Connection, Inc.
               c/o Resources Connection LLC
               Three Imperial Promenade
               Santa Ana, CA 92707-5092
               Fax: 714-433-6100
               Attention:  Chief Executive Officer

          with a copy to:

               O'Melveny & Myers LLP
               610 Newport Center Drive, 17th Floor
               Newport Beach, CA 92660-6429
               Fax: 949-823-6994
               Attention:  David A. Krinsky

          if to the Management Stockholders, to:

               Resources Connection, Inc.
               c/o Resources Connection LLC
               Three Imperial Promenade
               Santa Ana, CA 92707-5092
               Fax: 714-433-6100
               Attention: Donald B. Murray

          with a copy to:

               O'Melveny & Myers LLP
               610 Newport Center Drive, 17th Floor
               Newport Beach, CA 92660-6429

               Fax: 949-823-6994
               Attention:  David A. Krinsky

     SECTION 5.2.  Amendments; No Waivers.  (a)  The Agreement may not be
                   ----------------------
amended except in writing, and signed by (a) the Company, (b) the Evercore Stockholders and (c) the Management Stockholders.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 5.3.  Severability.  If any term or other provision of this
                   ------------
Agreement is invalid,illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

     SECTION 5.4.  Entire Agreement; Assignment.  This Agreement and the
                   ----------------------------
Initial Stockholders Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Notwithstanding the foregoing, Section 3.11 of the Initial Stockholders Agreement shall survive the execution of this Agreement for a period of five years after the date hereof.

     Except as otherwise provided herein, this Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties. Notwithstanding the foregoing, without the consent of any party hereto: (i) the Evercore Stockholders, (x) may assign their rights under this Agreement to any Affiliate and (y) may assign their rights under Article III of this Agreement and Section 3.11 of the Initial Stockholders Agreement to any third party if the Evercore Stockholders sell at least 10% of Evercore's Interest as of the date hereof to such third party and (ii) the Management Stockholders may assign their rights under Article III of this Agreement and
Section 3.11 of the Initial Stockholders Agreement to any third party if the Management Stockholders sell at least 10% of Management's Interest as of the date hereof to such third party.

     SECTION 5.5.  Parties in Interest.  This Agreement shall be binding upon
                   -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 5.6.  Specific Performance.  The parties hereto agree that
                   --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     SECTION 5.7.  Governing Law.  This Agreement shall be governed by, and
                   -------------
construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court thereof.

     SECTION 5.8.  Headings.  The descriptive headings contained in this
                   --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 5.9.   Counterparts.  This Agreement may be executed and delivered
                   ------------
(including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 5.10. Effectiveness; Termination.  This Agreement shall be
                   --------------------------
effective as of the Effective Date. The provisions of Article II of this Agreement shall terminate with respect to any Stockholder Group at such time as such Stockholder Group beneficially owns less than 7.5% of the outstanding shares of Common Stock. The provisions of Article III of this Agreement and
Section 3.11 of the Initial Stockholders Agreement shall terminate with respect to any Holder at such time as such Holder no longer beneficially owns any Registrable Securities and in no event later than five years after the date hereof, provided, that, no party will be subject to this Agreement at such time
        --------  ----
when such party no longer owns any shares of the Company.

     SECTION 5.11.  Waiver of Jury Trial.  Each party hereto hereby irrevocably
                    --------------------
waive all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of such party in the negotiation, administration, performance and enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              THE COMPANY:

                              RESOURCES CONNECTION, INC.


                              By: _____________________________________
                                  Name:
                                  Title:


                              EVERCORE STOCKHOLDERS:

                              EVERCORE CAPITAL PARTNERS L.P.
                              By: Evercore Partners L.L.C., its General Partner

                              By: _____________________________________
                                  Name:
                                  Title:


                              EVERCORE CAPITAL PARTNERS (NQ) L.P.
                              By: Evercore Partners L.L.C., its General Partner

                              By: _____________________________________
                                  Name:
                                  Title:


                              EVERCORE CAPITAL OFFSHORE PARTNERS L.P.
                              By: Evercore Partners L.L.C., its General Partner

                              By: _____________________________________
                                  Name:
                                  Title:


                              EVERCORE CO-INVESTMENT PARTNERSHIP L.P.
                              By: Evercore Partners L.L.C., its General Partner

                              By: _____________________________________
                                  Name:
                                  Title:

                                       MANAGEMENT STOCKHOLDERS:


                                       _________________________________
                                                Donald B. Murray


                                       _________________________________
                                                Stephen J. Giusto


                                       _________________________________
                                                Karen Ferguson


                                       _________________________________
                                                Brent M. Longnecker

                                                                       EXHIBIT A
                                                                       ---------



                                                  6 Person Board of Directors
                                                  ---------------------------

                                               Evercore Stockholder's Interest
               --------------------------------------------------------------------------------------------
                          (less than)7.5%      7.5%/+/ but less    16.5%/+/ but less    (greater than)25.0%
                                                  than 16.5%          than 25.0%
-----------------------------------------------------------------------------------------------------------
# of directors                    0                    1                   1                   2
designated by Evercore
Stockholders
-----------------------------------------------------------------------------------------------------------
# of directors                    2                    2                   2                   2
designated by
Management
Stockholders
-----------------------------------------------------------------------------------------------------------
# of Independent                  2                    2                   2                   2
Directors
-----------------------------------------------------------------------------------------------------------


                                            6 Person Board of Directors
                                            ---------------------------

                                         Management Stockholder's Interest
               --------------------------------------------------------------------------------------------
                          (less than)7.5%      7.5%/+/ but less    16.5%/+/ but less    (greater than)25.0%
                                                  than 16.5%          than 25.0%
-----------------------------------------------------------------------------------------------------------
# of directors                    2                    2                   2                   2
designated by Evercore
Stockholders
-----------------------------------------------------------------------------------------------------------
# of directors                    0                    1                   1                   2
designated by
Management
Stockholders
-----------------------------------------------------------------------------------------------------------
# of Independent                  2                    2                   2                   2
Directors
-----------------------------------------------------------------------------------------------------------


                                                 10 Person Board of Directors
                                                 ----------------------------

                                               Evercore Stockholder's Interest
               --------------------------------------------------------------------------------------------
                          (less than)7.5%      7.5%/+/ but less    12.5%/+/ but less    (greater than)27.5%
                                                  than 12.5%          than 27.5%
-----------------------------------------------------------------------------------------------------------
# of directors                    0                    1                   2                   3
designated by Evercore
Stockholders
-----------------------------------------------------------------------------------------------------------
# of directors                    3                    3                   3                   3
designated by
Management
Stockholders
-----------------------------------------------------------------------------------------------------------
# of Independent                  3                    3                   3                   3
Directors
-----------------------------------------------------------------------------------------------------------
# of Acquisition                  1                    1                   1                   1
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Directors
-----------------------------------------------------------------------------------------------------------



                                           10 Person Board of Directors
                                           ----------------------------

                                         Management Stockholder's Interest
               --------------------------------------------------------------------------------------------
                          (less than)7.5%      7.5%/+/ but less    12.5%/+/ but less    (greater than)27.5%
                                                  than 12.5%          than 27.5%
-----------------------------------------------------------------------------------------------------------
# of directors                    3                    3                   3                   3
designated by Evercore
Stockholders
-----------------------------------------------------------------------------------------------------------
# of directors                    0                    1                   2                   3
designated by
Management
Stockholders
-----------------------------------------------------------------------------------------------------------
# of Independent                  3                    3                   3                   3
Directors
-----------------------------------------------------------------------------------------------------------
# of Acquisition                  1                    1                   1                   1
Directors
-----------------------------------------------------------------------------------------------------------


                                                 11 Person Board of Directors
                                                 ----------------------------

                                               Evercore Stockholder's Interest
               --------------------------------------------------------------------------------------------
                          (less than)7.5%      7.5%/+/ but less    10.5%/+/ but less    (greater than)25.9%
                                                  than 10.5%          than 25.9%
-----------------------------------------------------------------------------------------------------------
# of directors                    0                    1                   2                   3
designated by Evercore
Stockholders
-----------------------------------------------------------------------------------------------------------
# of directors                    3                    3                   3                   3
designated by
Management
Stockholders
-----------------------------------------------------------------------------------------------------------
# of Independent                  3                    3                   3                   3
Directors
-----------------------------------------------------------------------------------------------------------
# of Acquisition                  2                    2                   2                   2
Directors
-----------------------------------------------------------------------------------------------------------


                                           11 Person Board of Directors
                                           ----------------------------

                                         Management Stockholder's Interest
               --------------------------------------------------------------------------------------------
                          (less than)7.5%      7.5%/+/ but less    10.5%/+/ but less    (greater than)25.9%
                                                  than 10.5%          than 25.9%
-----------------------------------------------------------------------------------------------------------
# of directors                    3                    3                   3                   3
designated by Evercore
Stockholders
-----------------------------------------------------------------------------------------------------------
# of directors                    0                    1                   2                   3
designated by
Management
Stockholders
-----------------------------------------------------------------------------------------------------------
# of Independent                  3                    3                   3                   3
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Directors
-----------------------------------------------------------------------------------------------------------
# of Acquisition                  2                    2                   2                   2
Directors
-----------------------------------------------------------------------------------------------------------


                                                 12 Person Board of Directors
                                                 ----------------------------

                                               Evercore Stockholder's Interest
               ------------------------------------------------------------------------------------------------------------------
                          (less than)7.5%      7.5%/+/ but less    12.5%/+/ but less    20.8%/+/ but less     (greater than)29.2%
                                                  than 12.5%          than 20.8%           than 29.2%
--------------------------------------------------------------------------------------------------------------------------------
# of directors                    0                    1                   2                    3                    4
designated by Evercore
Stockholders
---------------------------------------------------------------------------------------------------------------------------------
# of directors                    4                    4                   4                    4                    4
designated by
Management
Stockholders
---------------------------------------------------------------------------------------------------------------------------------
# of Independent                  4                    4                   4                    4                    4
Directors
---------------------------------------------------------------------------------------------------------------------------------


                                           12 Person Board of Directors
                                           ----------------------------

                                         Management Stockholder's Interest
               ------------------------------------------------------------------------------------------------------------------
                          (less than)7.5%      7.5%/+/ but less    12.5%/+/ but less    20.8%/+/ but less     (greater than)29.2%
                                                  than 12.5%          than 20.8%           than 29.2%
--------------------------------------------------------------------------------------------------------------------------------
# of directors                    4                    4                   4                    4                    4
designated by Evercore
Stockholders
--------------------------------------------------------------------------------------------------------------------------------
# of directors                    0                    1                   2                    3                    4
designated by
Management
Stockholders
--------------------------------------------------------------------------------------------------------------------------------
# of Independent                  4                    4                   4                    4                    4
Directors
--------------------------------------------------------------------------------------------------------------------------------